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Exhibit 1

        $125,000,000

Edwards Lifesciences Corporation

3.875% Convertible Senior Debentures due 2033

Purchase Agreement

                        May 6, 2003

J.P. Morgan Securities Inc.
as Representative of the several Initial Purchasers
c/o J.P. Morgan Securities Inc.
277 Park Avenue
9th Floor
New York, New York 10172

Ladies and Gentlemen:

        Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the initial purchasers listed on Schedule I hereto (the "Initial Purchasers"), $125,000,000 principal amount of its 3.875% Convertible Senior Debentures due 2033 (the "Firm Securities") to be issued pursuant to the provisions of an Indenture, dated as of May 9, 2003 (the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee"). The Company also proposes to issue and sell to J.P. Morgan Securities Inc. not more than an additional $25,000,000 aggregate principal amount of its 3.875% Convertible Senior Debentures due 2033 (the "Additional Securities") if and to the extent that J.P. Morgan Securities Inc. shall have determined to exercise the right to purchase such 3.875% Convertible Senior Debentures due 2033 granted to J.P. Morgan Securities Inc. in Section 1 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Securities". The Securities will be convertible into shares (the "Underlying Securities") of common stock of the Company, par value $1.00 per share (the "Common Stock").

        The Securities and the Underlying Securities will be offered without being registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), only to "qualified institutional buyers" (as defined in Rule 144A ("Rule 144A") under the Securities Act) in compliance with the exemptions therefrom.

        The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date (as defined below) between the Company and J.P. Morgan Securities Inc., as representative of the Initial Purchasers (the "Registration Rights Agreement").

        In connection with the sale of the Securities, the Company has prepared a final offering memorandum (including the documents incorporated and deemed to be incorporated by reference therein, the "Final Memorandum") for the information of the Initial Purchasers and for delivery to prospective purchasers of the Securities. References in this Agreement to information which is "stated," "set forth" or "included" in the Final Memorandum and similar statements shall be deemed to mean and include information incorporated and deemed to be incorporated by reference in the Final Memorandum.

        As set forth in the proxy statement for the Company's annual meeting to be held on May 14, 2003, the Company is proposing to amend its Long-Term Stock Incentive Compensation Program to, among other things, increase the number of shares of Common Stock authorized for issuance thereunder and to make certain other changes. For purposes of this Agreement and the lock-up agreements in the form of Exhibit A hereto, all references to "existing" stock option plans, stock purchase plans or other benefit plans, and all similar references, shall be deemed to include any and all such changes to the Long-Term Incentive Compensation Program.

        The Company hereby agrees with the Initial Purchasers as follows:

        1.    Agreements to Sell and Purchase.    The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as hereinafter provided, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the Firm Securities at a purchase price of 97.75% of the principal amount thereof (the "Purchase Price"), in the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule I hereto, plus accrued interest, if any, from May 9, 2003 to the date of payment and delivery.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to J.P. Morgan Securities Inc. the Additional Securities, and J.P. Morgan Securities Inc. shall have a one-time right to purchase up to $25,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, from May 9 to the date of payment and delivery. If you exercise such option, you shall so notify the Company in writing not later than 13 days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by J.P. Morgan Securities Inc. and the date on which such Additional Securities are to be purchased. Such Option Closing Date (as defined below) may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice; provided, however, that the Option Closing Date shall be within 13 days of the period commencing with and including the Closing Date (as defined below). Additional Securities may be purchased as provided in Section 3 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities.

        The Company hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., it will not, during the period ending 90 days after the date of this Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) file with the Securities and Exchange Commission ("Commission") a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock. The foregoing sentence shall not apply to (A) this Agreement or the sale of the Securities under this Agreement or the issuance of the Underlying Securities, (B) the grant by the Company of employee, officer or director stock options, the issuance by the Company of any shares of Common Stock upon the exercise of any option or warrant or the conversion of any security outstanding on the date hereof or upon the exercise of any option (regardless of when issued) issued under any employee, officer or director stock option or similar benefit plan, (C) the issuance by the Company of shares of Common Stock, stock appreciation rights or common stock equivalents or warrants, rights or options to purchase any of the foregoing, pursuant to any employee, officer or director stock option, stock purchase or similar benefit plans, (D) the issuance by the Company of securities (and the agreement that provides for such securities) in full or partial consideration in connection with future acquisitions or strategic investments by the Company or securities of the Company issuable or issued upon exercise or conversion of any securities issued in connection with any such acquisitions or strategic investments (provided that the recipient of such securities shall agree as a condition to be bound by the terms of this paragraph for the remainder, if any, of such 90 day period) and (E) the filing of any registration statement in respect of the Securities and the Underlying Securities or any registration statement in respect of Common Stock or other securities pursuant to the Company's employee, officer or director stock option, stock purchase or other similar benefit plans. The Company will notify J.P. Morgan Securities Inc. upon any issuance pursuant to clause (D) of the preceding sentence.

        2.    Terms of the Offering.    The Company understands that the Initial Purchasers intend (i) to offer privately pursuant to Rule 144A under the Securities Act their respective portions of the Securities as soon after this Agreement has become effective as in the judgment of the Initial Purchasers is advisable and (ii) initially to offer the Securities upon the terms set forth in the Final Memorandum.

        The Company confirms that it has authorized the Initial Purchasers, subject to the restrictions set forth below, to distribute copies of the Final Memorandum in connection with the offering of the Securities. Each Initial Purchaser hereby severally makes to the Company the following representations and agreements:

            (i)  it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act;

           (ii)  offers and sales of the Securities will be made only by it or its affiliates qualified to do so in the jurisdictions in which such offers or sales are made;

          (iii)  (A) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("Regulation D")) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (B) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities only to, persons who it reasonably believes to be "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act that in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under "Notice to investors"; and

          (iv)  prior to or contemporaneously with any sale of Securities by such Initial Purchaser or any of its affiliates, the Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, that the Securities (A) are being sold to them in reliance on Rule 144A under the Securities Act, (B) have not been and, except as described in the Final Memorandum, will not be registered under the Securities Act, and (C) may not be offered, sold or otherwise transferred except as described in the Final Memorandum.

        3.    Payment for the Firm Securities shall be made to the Company by wire transfer in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of the Initial Purchaser at 10:00 a.m., New York City time, on May 9, 2003, or at such other time on the same or such other date, not later than May 13, 2003 and agreed to by us, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

        Payment for any Additional Securities shall be made to the Company by wire transfer in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the account of J.P. Morgan Securities Inc. at 10:00 a.m., New York City time, on the date specified in the notice described in Section 1 or at such other time on the same or on such other date, in any event not later than May 21, 2003, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

        Certificates for the Firm Securities and Additional Securities shall be in global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

        4.    Representations and Warranties.    The Company represents and warrants to each Initial Purchaser that:

          (a)   the Final Memorandum in the form used by the Initial Purchasers to confirm sales of the Securities will not as of the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein;

          (b)   the documents incorporated by reference in the Final Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act", which term includes the regulations promulgated by the Commission thereunder) and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (c)   the financial statements, and the related notes thereto, of the Company included or incorporated by reference in the Final Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP") applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedule incorporated by reference in the Final Memorandum present fairly the information required to be stated therein; and the other financial and statistical information and any other financial data set forth in the Final Memorandum present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements of the Company, have been prepared on a basis consistent with such financial statements of the Company;

          (d)   since the respective dates as of which information is given in the Final Memorandum, there has not been any change in the capital stock or limited liability company interests, as the case may be, or long-term debt of the Company or the subsidiaries of the Company set forth on Exhibit B which subsidiaries are "significant subsidiaries" within the meaning of Regulation S-X promulgated under the Securities Act (each, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries"), except for changes in long-term debt in the ordinary course of business or the repurchase of Common Stock by the Company, or any issuance of any options, warrants, convertible securities or rights to purchase capital stock or limited liability company interests, as the case may be, of the Company or any of the Significant Subsidiaries, except for issuances of the Securities and any Underlying Securities and the issuance of capital stock or limited liability company interests, as the case may be, options and other securities under existing officer, director or employee stock option, stock purchase or other similar benefit plans or upon the exercise of options issued under existing officer, director or employee stock option, stock purchase or other similar benefit plans, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Final Memorandum; the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and except as set forth or contemplated in the Final Memorandum neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole;

          (e)   the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

          (f)    each of the Company's Significant Subsidiaries that is a corporation has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; each of the Company's Significant Subsidiaries that is a limited liability company has been duly formed and is validly existing as a limited liability company under the laws of the jurisdiction of its formation, with power and authority as a limited liability company to own its property and conduct its business as described in the Final Memorandum and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases material properties or conducts any material business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect and other than jurisdictions where the concept of good standing is not applicable; and all the outstanding shares of capital stock or limited liability company interests, as the case may be, of each Significant Subsidiary of the Company have been duly authorized and validly issued, are (except in the case of limited liability company interests) fully-paid and non-assessable, and (except as otherwise set forth in or contemplated by the Final Memorandum and except for directors' qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

          (g)   this Agreement has been duly authorized, executed and delivered by the Company;

          (h)   the Company had at the date indicated in the Final Memorandum a duly authorized, issued and outstanding capitalization as set forth in the Final Memorandum under the caption "Capitalization" and such authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Final Memorandum; there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Final Memorandum and except for options granted under, or contracts or commitments pursuant to, the Company's previous or currently existing stock option and other similar officer, director or employee benefit plans; except for this Agreement and the Registration Rights Agreement or officer, director or employee stock option, stock purchase or other similar benefit plans, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which it is bound, granting to any person the right to require either the Company to file a registration statement under the Securities Act with respect to any securities of the Company or requiring the Company to include such securities with the Securities registered pursuant to any registration statement;

          (i)    the shares of Common Stock outstanding on the date hereof have been duly authorized and validly issued, and are fully paid and non-assessable;

          (j)    the rights associated with the Common Stock under the Company's Rights Agreement dated as of March 31, 2000, have been duly authorized;

          (k)   the Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and the Securities will conform in all material respects to the descriptions thereof in the Final Memorandum;

          (l)    the Indenture has been duly authorized by the Company, and when executed and delivered by the Company (assuming the Indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the Trustee) will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and except as rights to indemnification thereunder may be limited by applicable law or public policy; and the Indenture will conform in all material respects to the description thereof in the Final Memorandum;

          (m)  the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture at conversion prices at or in excess of the par value of the Common Stock at the time, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities upon such conversion will not be subject to any preemptive or similar rights.

          (n)   the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Company (assuming that the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, J.P. Morgan Securities Inc., acting on behalf of itself and as representative of the Initial Purchasers) will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief and except that rights to indemnification and contribution thereunder may be limited by applicable law or public policy; and the Registration Rights Agreement conforms in all material respects to the description thereof in the Final Memorandum;

          (o)   neither the Company nor any of its Significant Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its organizational documents or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually or in the aggregate are not material to the Company and its subsidiaries, taken as a whole. The issue and sale of the Securities and the issuance by the Company of the Underlying Securities upon conversion of the Securities and the performance by the Company of all its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company or, except as would not have a Material Adverse Effect, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor, except as would not have a Material Adverse Effect, will any such action result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required on the part of the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under state securities or Blue Sky Laws, the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended, or the rules and regulations promulgated thereunder (the "TIA") with respect to the registration and offering and sale from time to time of the Securities, the Underlying Securities and any other securities which may be issuable upon conversion of the Securities or performance by the Company of any of its other obligations under the Registration Rights Agreement;

          (p)   other than as set forth or contemplated in the Final Memorandum, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, (i) a Material Adverse Effect, or (ii) a material adverse effect on the consummation of the transactions contemplated in this Agreement; the aggregate of all pending legal and governmental proceedings that are not described in the Final Memorandum to which the Company or any of its subsidiaries is a party or which affect any of their respective properties and in which there is a reasonable possibility of an adverse decision, including ordinary routine litigation incidental to the business of the Company or any Significant Subsidiary, would not have a Material Adverse Effect; and, to the best of Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (q)   neither the Company, nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Company has directly, or through any agent (other than the Initial Purchasers and their affiliates, as to which no representation or warranty is made), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the Securities to be sold in the offering contemplated by the Final Memorandum to be registered under the Securities Act;

          (r)   none of the Company, any affiliate of the Company or any person acting on its or their behalf (other than the Initial Purchasers and their affiliates, as to which no representation or warranty is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act;

          (s)   the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act;

          (t)    assuming the accuracy of the representations of the Initial Purchasers contained in Section 2 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the TIA;

          (u)   the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended ("1940 Act");

          (v)   PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of the Company as of December 31, 2002, are independent certified public accountants within the meaning of the Securities Act;

          (w)  all material Tax returns required to be filed by the Company and each of its subsidiaries have been duly filed (taking into account any lawful extensions) and all such returns are true, complete, and correct in all material respects; all material Taxes that are due or claimed to be due from the Company and each of its subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with GAAP; there is no material Tax assessment or deficiency which has been proposed or, to the best knowledge and belief of the Company, might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries; to the best knowledge and belief of the Company, the accruals and reserves on the books and records of the Company and its subsidiaries in respect of any material Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto;

          (x)   no labor disputes exist with employees of the Company or of its Significant Subsidiaries which are likely to have a Material Adverse Effect;

          (y)   except as would not have a Material Adverse Effect, or otherwise require disclosure in the Final Memorandum, or except as disclosed in the Final Memorandum, (i) none of the Company or any of its subsidiaries has been or is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products, or radon or mold, fungi or other substances that may have an adverse effect on human health ("Materials of Environmental Concern"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) to the best knowledge and belief of the Company, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) none of the Company or any of its subsidiaries has received any communication (written or oral), whether from a governmental authority or otherwise, alleging any such violation; (iv) there is no pending or, to the best knowledge and belief of the Company, threatened claim, action, investigation or notice (written or oral) by any person or entity alleging potential liability of the Company or any of its subsidiaries (or against any person or entity for whose acts or omissions the Company or any of its subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "Environmental Claims"); and (v) there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim; in the ordinary course of business, the Company, (i) has conducted a review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which, or as a result of which, the Company has identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties); and (ii) has conducted, as necessary and appropriate, environmental investigations of, and, in any case, has reviewed reasonably available information regarding, the business, properties and operations of the Company and its subsidiaries, on the basis of such reviews, investigations and inquiries, the Company has reasonably concluded that any costs and liabilities associated with such matters would not have, individually or in the aggregate, a Material Adverse Effect or otherwise require disclosure in the Final Memorandum;

          (z)   except as otherwise disclosed in the Final Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect: the Company and each of its Significant Subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders of and from all governmental and regulatory officials and bodies (including the United States Food and Drug Administration (the "FDA") and any other agency of any U.S. state or foreign government exercising comparable authority and any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA) that are necessary to own or lease and operate their properties and conduct their businesses as described in the Final Memorandum (collectively, "Permits"); the Company has not received any notice of proceedings relating to revocation or modification of any such Permits; and each of the Company and the Significant Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Final Memorandum;

          (aa) except as otherwise described in or contemplated by the Final Memorandum or as would not have a Material Adverse Effect: the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (bb) the Company is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability, except where such liability would not, individually or in the aggregate, have a Material Adverse Effect; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder ("Code") or otherwise with respect to an "accumulated funding deficiency" (as defined in section 302 of ERISA); and each "pension plan" for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of Code has occurred, except where such transaction would not, individually or in the aggregate, have a Material Adverse Effect;

          (cc) the Company and each of its Significant Subsidiaries (i) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (ii) maintains a system of "disclosure controls and procedures" (as such term is defined in Rule 13a-14(c) under the Exchange Act);

          (dd) the information set forth in the Final Memorandum under the caption "Business-Government regulation and other matters" is correct in all material respects;

          (ee) the Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective, except for any provisions with which the Company is not currently required to comply;

          (ff)  except as disclosed in the Final Memorandum or as would not have a Material Adverse Effect, (i) to the knowledge of the Company, each of the Company and its Significant Subsidiaries owns, or has valid and enforceable licenses under, the patents, trademarks, service marks, trade names, copyrights and trade secrets (including know-how and confidential business and technical information) (collectively, the "Intellectual Property") reasonably necessary to carry on the business conducted by each as conducted and as planned to be conducted as of the date hereof; (ii) to the knowledge of the Company, the business of the Company and its Significant Subsidiaries as conducted, and as planned to be conducted, by each as of the date hereof does not infringe or otherwise violate the Intellectual Property rights of any third party; (iii) (a) to the knowledge of the Company, there is no pending or threatened claim, suit, arbitration, or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction alleging that either the Company or its Significant Subsidiaries have infringed or violated, or are infringing or violating, or will infringe or violate any Intellectual Property rights of a third party; and (b) except as previously disclosed to the Initial Purchasers, neither the Company nor any Significant Subsidiary has received any notice of infringement of or conflict with rights of others with respect to any Intellectual Property, and to the knowledge of the Company, there is no reasonable basis for any such notice.

        5.    Covenants of the Company.    The Company covenants and agrees with each of the several Initial Purchasers as follows:

          (a)   to deliver to the Initial Purchasers as many copies of the Final Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request;

          (b)   before distributing any amendment or supplement to the Final Memorandum, to furnish to the Initial Purchasers a copy of the proposed amendment or supplement for review and (except for documents to be filed under the Exchange Act) not to distribute any such proposed amendment or supplement to which the Initial Purchasers reasonably object, promptly after having been furnished such proposed amendment or supplement;

          (c)   if, at any time prior to the completion of the initial placement of the Securities by the Initial Purchasers, any event shall occur as a result of which it is necessary in the reasonable opinion of the Initial Purchasers to amend or supplement the Final Memorandum in order that the Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Final Memorandum to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Initial Purchasers and on behalf of the Initial Purchasers to the dealers (whose names and addresses the Initial Purchasers will furnish to the Company) to which Securities may have been sold by the Initial Purchasers and to any other dealers upon request, such amendments or supplements to the Final Memorandum as may be necessary to correct such untrue statement or omission or so that the statements in the Final Memorandum as so amended or supplemented will comply with applicable law;

          (d)   to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Initial Purchasers shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and disbursements (including reasonable fees and disbursements of counsel to the Initial Purchasers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such U.S. jurisdictions as the Initial Purchasers may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified;

          (e)   to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Final Memorandum under the caption "Use of proceeds";

          (f)    to use commercially reasonable efforts to have the Underlying Securities listed on the New York Stock Exchange;

          (g)   to use commercially reasonable efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market;

          (h)   during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) that the Company controls, and will use commercially reasonable efforts not to permit any of its other "affiliates," to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

          (i)    whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and distribution of the Final Memorandum (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such U.S. jurisdictions as the Initial Purchasers may designate (including reasonable fees of counsel for the Initial Purchasers and their reasonable disbursements), (iv) in connection with the approval for trading of the Securities on any securities exchange or inter-dealer quotation system (as well as in connection with the designation of the Securities as PORTAL securities), (v) related to any filing with the NASD, (vi) in connection with the furnishing to Initial Purchasers and dealers of copies of the Final Memorandum, including mailing and shipping, as herein provided, (vii) in connection with the listing of the Underlying Securities on the New York Stock Exchange, and (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors (it being understood that, except as expressly set forth in this Section 5(i) and elsewhere in this Agreement, the Company shall have no obligation to pay any costs and expenses of the Initial Purchasers);

          (j)    while the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Initial Purchasers and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities designated by a holder of Securities, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto);

          (k)   none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person (other than the Initial Purchasers and any of their affiliates, as to which no covenant or agreement is made) acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio (other than pursuant to Rule 135c under the Securities Act); and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

          (l)    none of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person (other than the Initial Purchasers and any of their affiliates, as to which no covenant or agreement is made) acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the

  Securities Act) which will be integrated with the sale of the Securities or the Underlying Securities in a manner which would require the registration under the Securities Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offering contemplated hereby; and

          (m)  prior to or simultaneous with the effectiveness of any registration under the Securities Act of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, to qualify the Indenture under the TIA, and to enter into any necessary supplemental indentures in connection therewith.

        6.    Conditions to the Initial Purchasers' Obligations.    The several obligations of the Initial Purchasers hereunder to purchase the Firm Securities on the Closing Date are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a)   the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (b)   since the respective dates as of which information is given in the Final Memorandum there shall not have been (i) any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial condition, management or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Memorandum; or (ii) any suspension or material limitation of trading in the capital stock of the Company on the New York Stock Exchange, the effect of which, in the case of both clause (i) and (ii) of this paragraph, in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Final Memorandum;

          (c)   the Initial Purchasers shall have received on and as of the Closing Date a certificate of the Company, signed by its Chief Executive Officer, Chief Financial Officer, Treasurer or Assistant Treasurer, reasonably satisfactory to the Initial Purchasers to the effect set forth in Section 6(a) and to the further effect that, except as set forth or contemplated in the Final Memorandum, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth or contemplated in the Final Memorandum;

          (d)   Sidley Austin Brown & Wood LLP, special outside counsel for the Company, shall have furnished to the Initial Purchasers their written opinion (which may be set forth in a separate written opinion with respect to paragraph (x)), dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

              (i)  the Securities have been duly authorized by the Company and, when executed by a duly authorized officer of the Company, authenticated by the Trustee, issued and delivered, all in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the provisions of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (the "Exceptions");

             (ii)  the shares of the Company's Common Stock initially issuable upon conversion of the Securities have been duly authorized by the Company and reserved by the Company for issuance upon such conversion; and such Common Stock, when duly issued upon such conversion in accordance with the terms of the Indenture at conversion prices at or in excess of the par value of the Common Stock at the time, will be validly issued, fully paid and non-assessable; and the issuance of such Common Stock upon such conversion is not subject to preemptive rights arising under the certificate of incorporation or bylaws of the Company or the Delaware General Corporation Law (the "DGCL");

            (iii)  this Agreement has been duly authorized, executed and delivered by the Company;

            (iv)  the Indenture has been duly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Exceptions, except as rights to indemnity may be limited by applicable law or public policy;

             (v)  the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming that the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the other parties thereto) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Exceptions, and except as rights to indemnity or contribution may be limited by applicable law or public policy;

            (vi)  the statements in the Final Memorandum under the captions "Description of the debentures" (other than the statements under the subcaptions "—Payment of stamp or other taxes" and "—Book-entry system") and "Description of capital stock—common stock", insofar as such statements constitute a summary of certain provisions set forth in the Indenture, the Securities, the Registration Rights Agreement or the Company's certificate of incorporation or bylaws, accurately summarize such provisions in all material respects;

           (vii)  to such counsel's knowledge, no consent, approval or authorization of, or qualification with, any federal governmental agency or body of the United States of America or any state governmental agency or body of the State of New York is legally required under Applicable Laws (as defined below) for the issuance and sale of the Securities by the Company to the Initial Purchasers as contemplated by this Agreement (and such counsel may state that, as used in such opinion, the term "Applicable Laws" means those state laws of the State of New York and those federal laws of the United States of America which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement (provided that the term "Applicable Laws" shall not include federal or state securities or blue sky laws or any rules or regulations thereunder, the TIA, or the rules and regulations of the Commission thereunder, the 1940 Act, or the rules or regulations of the Commission thereunder, any antifraud laws, any law, rule or regulation of the Food and Drug Administration or any similar governmental authority, any other law, rule or regulation relating to medical devices, medical procedures or therapies, drugs, healthcare matters or any similar matters, or any law, rule or regulation relating to Medicare, Medicaid or reimbursement of healthcare costs, or any law, rule or regulation that may have become applicable as a result of any Initial Purchaser's involvement with the transactions contemplated by this Agreement or because of any facts specifically pertaining to any Initial Purchaser), but without such counsel having made any investigation concerning the applicability of any other law, rule or regulation);

          (viii)  assuming (a) that the representations and warranties of the Initial Purchasers and the Company contained in this Agreement are true, correct and complete, (b) compliance by the Initial Purchasers and the Company with their respective covenants and agreement set forth in this Agreement, and compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Final Memorandum, (c) the accuracy and performance of, and compliance with, the representations, warranties and agreements of each of the persons to whom the Initial Purchasers initially resell or otherwise transfer the Securities as specified in the Final Memorandum under the caption "Notice to investors," and (d) that each of the persons to whom the Initial Purchasers initially resell or otherwise transfer Securities receive a copy of the Final Memorandum prior to such sale or transfer, it is not necessary, in connection with the offer, sale and delivery of the Securities by the Company to the Initial Purchasers pursuant to this Agreement in the manner contemplated by this Agreement and the Final Memorandum, to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that such counsel need express no opinion as to any subsequent offer, resale or other transfer of any Securities or any shares of Common Stock or other securities issuable upon conversion of Securities;

            (ix)  the Company is not and, immediately after giving effect to the sale of the Securities on the date of such opinion, will not be required to register as an "investment company" under the 1940 Act; and

             (x)  the Securities will be treated as indebtedness of the Company that are subject to the regulations governing contingent payment debt instruments that are contained in Treasury Regulation section 1.1275-4(b); the term "comparable yield" means the annual yield the Company would pay, as of the initial issue date, on a noncontingent, nonconvertible, fixed-rate debt instrument with terms and conditions otherwise similar to those of the Securities; and the statements set forth in the Final Memorandum under the caption "Certain United States federal income tax considerations," insofar as such statements constitute matters of law or legal conclusions with respect thereto, fairly and accurately summarize in all material respects the United States Federal income tax consequences of the purchase, ownership and disposition of the Securities under current law.

        Such counsel shall further state that, although such counsel is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in the Final Memorandum or documents incorporated or deemed to be incorporated by reference therein and has not made any independent check or verification thereof (except as set forth in paragraphs (vi) and (x) above), no facts have come to such counsel's attention that have caused such counsel to believe that the Final Memorandum, on the date of the Final Memorandum or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case that such counsel need not express any belief or make any statement with respect to financial statements, schedules and other financial data included or incorporated by reference in or omitted from the Final Memorandum or the documents incorporated or deemed to be incorporated by reference therein.

        In rendering such opinions, such counsel (A) may limit such opinion to matters arising under the DGCL, the laws of the State of New York and the federal laws of the United States of America and (B) may rely as to matters involving the application of laws other than the DGCL and the laws of the United States and the State of New York, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Initial Purchasers' counsel) of other counsel reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. With respect to the matters to be covered in the next preceding paragraph, counsel may state their statement is based upon their participation in conferences with officers and in-house counsel for the Company and representatives of the Initial Purchasers and their counsel at which conferences the contents of the Final Memorandum and related matters were discussed, but is without independent check or verification except as specified.

          (e)   the Vice President, Associate General Counsel of an affiliate of the Company, shall have furnished to the Initial Purchasers his written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that:

              (i)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and corporate authority to own its properties and conduct its business as described in the Final Memorandum;

             (ii)  the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Final Memorandum;

            (iii)  the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in the United States in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect and other than jurisdictions where the concept of good standing is not applicable;

            (iv)  each of the Company's Covered Subsidiaries (as defined below) that is a corporation has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with corporate power and corporate authority to own its properties and conduct its business as described in the Final Memorandum and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in the United States in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect and other than jurisdictions where the concept of good standing is not applicable; each of the Company's Covered Subsidiaries that is a limited liability company has been duly formed and is validly existing as a limited liability company under the laws of the jurisdiction of its formation, with power and authority as a limited liability company to own its property and conduct its business as described in the Final Memorandum and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction in the United States in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect and other than jurisdictions where the concept of good standing is not applicable; and all of the outstanding shares of capital stock of each Covered Subsidiary that is a corporation and all of the outstanding limited liability company interests of each Covered Subsidiary that is a limited liability company have been duly and validly authorized and issued, are (except in the case of limited liability company interests) fully-paid and non-assessable, and (except as otherwise set forth in or contemplated by the Final Memorandum and except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear, to the knowledge of such counsel, of all liens, encumbrances, equities or claims (as used in this opinion and in paragraph (viii),

    "Covered Subsidiaries" means Edwards Lifesciences (U.S.) Inc., Edwards Lifesciences LLC and Edwards Lifesciences World Trade Corporation);

             (v)  the shares of Common Stock outstanding on the Closing Date have been duly authorized and validly issued, and are fully paid and non-assessable;

            (vi)  to such counsel's knowledge, other than as set forth, incorporated by reference or contemplated in the Final Memorandum, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or its subsidiaries is the subject which, if determined adversely to the Company or such subsidiaries, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and to such counsel's knowledge, no such proceedings are contemplated by governmental authorities;

           (vii)  such counsel is of the opinion that each document incorporated by reference in the Final Memorandum (except for the financial statements and related schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

          (viii)  to the knowledge of such counsel, the Company is not in violation under its certificate of incorporation or bylaws; to the knowledge of such counsel, neither the Company nor any of its Covered Subsidiaries is in violation of or in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Covered Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect; the issue and sale of the Securities and the issuance by the Company of the Common Stock upon conversion of the Securities at an exercise price at or in excess of the then par value of the Common Stock, and the performance by the Company of its obligations under the Securities, the Indenture, the Registration Rights Agreement and this Agreement do not conflict with or violate any provisions of the certificate of incorporation or bylaws of the Company or, except as would not have a Material Adverse Effect, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its Covered Subsidiaries is a party or by which the Company or any of its Covered Subsidiaries is bound or to which any of the property or assets of the Company or any of its Covered Subsidiaries is subject, nor, except as would not have a Material Adverse Effect, does any such action result in any violation of, to such counsel's knowledge, any applicable federal law of the United States of America or any applicable state law of the State of California or any order, rule or regulation of any United States federal or California state court or United States federal or California state governmental agency or body having jurisdiction over the Company, its Covered Subsidiaries or any of their respective properties (provided that no opinion is expressed with respect to any federal or state securities or blue sky laws or any rules or regulations thereunder, the TIA or the rules and regulations of the Commission thereunder, the 1940 Act or the rules and regulations of the Commission thereunder, any anti-fraud laws or any law, rule or regulation that may have become applicable as a result of any Initial Purchaser's involvement with the transactions contemplated by this Agreement or the Registration Rights Agreement or because of any facts specifically pertaining to any Initial Purchaser); and

            (ix)  the information set forth in the Final Memorandum under the caption "Business-Government regulation and other matters", insofar as such information constitutes a summary of certain provisions of United States federal law, accurately summarizes such provisions in all material respects.

        Such counsel shall further state that, although such counsel is not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in the Final Memorandum or the documents incorporated or deemed to be incorporated by reference therein and has not made any independent check or verification thereof (except as set forth in paragraph (ix) above), no facts have come to such counsel's attention that have caused such counsel to believe that the Final Memorandum, on the date of the Final Memorandum or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except such counsel need not express any belief or make any statement with respect to the financial statements and schedules and other financial data included or incorporated by reference in or omitted from the Final Memorandum.

        In rendering such opinions, such counsel (A) may limit such opinion to matters arising under the DGCL, the Limited Liability Company Act of the State of Delaware, the laws of the State of California and the federal laws of the United States of America and (B) may rely, as to matters involving the application of laws other than the DGCL, the Limited Liability Company Act of the State of Delaware and the laws of the United States and the State of California, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (reasonably satisfactory to Initial Purchasers' counsel) of other counsel reasonably acceptable to the Initial Purchasers' counsel, familiar with the applicable laws; and as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries. In the case of any instrument or agreement that is not governed by the laws of the State of California, such counsel may assume that such instrument or agreement is governed by and construed in accordance with the laws of the State of California.

          (f)    on the date of the issuance of the Final Memorandum and also on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum;

          (g)   the Initial Purchasers shall have received on and as of the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchasers, to the effect that:

              (i)  the Securities have been duly authorized and executed by the Company and, when executed and delivered by the company against payment therefor in accordance with the terms of this Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

             (ii)  this Agreement has been duly authorized, executed and delivered by the Company;

            (iii)  each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company, each of the Indenture and the

    Registration Rights Agreement is a valid and binding agreement of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law;

            (iv)  the statements in the Final Memorandum under the captions "Description of the debentures," "Plan of distribution" and "Notice to investors," insofar as such statements purport to summarize the legal matters or certain provisions of the documents referred to therein, fairly summarize the matters referred to therein in all material respects;

             (v)  such counsel has no reason to believe that the Final Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom;

            (vi)  assuming (1) the accuracy of the representations and warranties of the Company set forth in Section 4 of this Agreement and of you in Section 2 of this Agreement, (2) the due performance by the Company of the covenants and agreements set forth in Section 5 of this Agreement, (3) the Initial Purchasers' compliance with the offering and transfer procedures and restrictions described in the Final Memorandum, (4) the accuracy of the representations and warranties made in accordance with this Agreement and the Final Memorandum by purchasers to whom the Initial Purchasers initially resell the Securities and (5) that purchasers to whom the Initial Purchasers initially resell the Securities receive a copy of the Final Memorandum prior to such sale, the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum and the initial resale of the Securities by the Initial Purchasers in the manner contemplated in the Final Memorandum and this Agreement do not require registration under the Securities Act, and the Indenture does not require qualification under the TIA, it being understood that such counsel need not express any opinion as to any subsequent resale of any Securities;

           (vii)  with respect to paragraph (v) above, Skadden, Arps, Slate, Meagher & Flom LLP may state that their opinion and belief are based upon their participation in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified;

          (h)   the "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company identified on Exhibit A-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date;

          (i)    an application for the listing of the Underlying Securities shall have been submitted to the New York Stock Exchange;

          (j)    on or prior to the Closing Date the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall reasonably request; and

          (k)   the Registration Rights Agreement substantially in the form attached hereto as Exhibit C, shall have been executed and delivered by the Company, and the Initial Purchasers shall have received executed copies thereof.

        The obligations of the Initial Purchasers to purchase Additional Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution, authentication and issuance of the Additional Securities and other matters related to the execution, authentication and issuance of the Additional Securities (provided that such documents shall not be more extensive then those delivered on the Closing Date).

        7.    Indemnity and Contribution.    (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, but subject to Section 7(c) below, the fees and disbursements of counsel and other expenses reasonably incurred by any Initial Purchaser or any such controlling person in connection with defending or investigating any suit, action or proceeding or any claim asserted) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (and any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.

          (b)   Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto.

          (c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such suit, action, proceeding, claim or demand. In any such suit, action, proceeding, claim or demand, any Indemnified Person shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any suit, action, proceeding, claim or demand and any related suits, actions, proceedings, claims and demands in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm (in addition to any one separate firm acting as local counsel) for all Indemnified Persons, and that all such fees and disbursements shall be reimbursed as they are incurred. Any such firm for the Initial Purchasers and such control persons of the Initial Purchasers shall be designated in writing by J.P. Morgan Securities Inc. and any such firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any suit, action, proceeding, claim or demand effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and disbursements of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and disbursements of counsel, such Indemnifying Person shall not be liable under the immediately preceding sentence for any settlement effected without its written consent if such Indemnifying Person (x) reimburses such Indemnified Person in accordance with such request to the extent that the Indemnifying Person in its judgment considers such request to be reasonable and (y) provides written notice to the Indemnified Person stating the reason it deems the unpaid balance unreasonable, in each case prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to the Indemnified Person.

          (d)   To the extent that the indemnification provided for in subsection (a) or (b) of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial

  Purchasers' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

          (e)   The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were offered exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)    The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

          (g)   The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

        8.    Termination.    Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Initial Purchasers, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Initial Purchasers, is material and adverse and which, in the judgment of the Initial Purchasers, makes it impracticable to offer, sell or deliver the Securities on the terms and in the manner contemplated in the Final Memorandum or to enforce contracts for the sale of the Securities.

        9.    Effectiveness; Defaulting Initial Purchasers.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If, on the Closing Date or the Option Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as the Initial Purchasers may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to Section 1 plus the maximum aggregate principal amount of Additional Securities which such Underwriter has the option to purchase be increased pursuant to this Section 9 by an amount in excess of one-tenth of the aggregate principal amount of such Securities without the written consent of such Initial Purchaser. If, on the Closing Date or the Option Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to J.P. Morgan Securities Inc. and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company. In any such case either J.P. Morgan Securities Inc. or the Company shall have the right to postpone the Closing Date or the Option Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

        10.    Reimbursement.    If this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Initial Purchasers' obligations cannot be fulfilled, the Company agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

        11.    Parties.    This Agreement shall inure to the benefit of and be binding upon the Company, the Initial Purchasers, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

        12.    Notices.    Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o J.P. Morgan Securities Inc., 277 Park Avenue, 9th Floor, New York, New York 10017 (telefax: (212) 622-2071); Attention: Syndicate Department. Notices to the Company shall be given to it at One Edwards Way, Irvine, California 92614; Attention: Corporate Vice President, General Counsel and Secretary.

        13.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        14.    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument

[Signature Page Follows]

        If the foregoing is in accordance with your understanding, please sign this Agreement.

Very truly yours,
EDWARDS LIFESCIENCES CORPORATION
By:

	Name:	Corinne H. Lyle
	Title:	Corporate Vice President, Chief Financial Officer and Treasurer
The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.
J.P. MORGAN SECURITIES INC.
By:	J.P. MORGAN SECURITIES INC., Acting on behalf of themselves and as Representative of the Initial Purchasers
By:

Name:
Title:

SCHEDULE I

Initial Purchaser	Principal Amount of Securities
J.P. Morgan Securities Inc.	$81,250,000
Banc of America Securities LLC	$12,500,000
Goldman, Sachs & Co.	$18,750,000
UBS Warburg LLC	$12,500,000

Total	$125,000,000

EXHIBIT A

[FORM OF LOCK-UP LETTER]

May 6, 2003

J.P. Morgan Securities Inc.
277 Park Avenue
9th Floor
New York, NY 10172

Dear Sirs and Mesdames:

        The undersigned understands that J.P. Morgan Securities Inc. ("J.P. Morgan") proposes to enter into a Purchase Agreement ("Purchase Agreement") with Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), providing for the offering (the "Offering") by the several Initial Purchasers, including J.P. Morgan (the "Initial Purchasers"), of Convertible Senior Debentures due 2033 (the "Securities"). The Securities will be convertible into shares of common stock of the Company, par value $1.00 per share (the "Common Stock").

        To induce the Initial Purchasers that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan on behalf of the Initial Purchasers, it will not, during the period commencing on the date of the Purchase Agreement and ending 60 days after the date of the Purchase Agreement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, including any shares of Common Stock received upon exercise of options granted to the undersigned, or any securities convertible into, or exercisable or exchangeable for, Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Securities to the Initial Purchasers pursuant to the Purchase Agreement, (b) transfers of Common Stock or any securities convertible, into or exercisable or exchangeable for, Common Stock by gift, will, distribution from a revocable trust, family trust or similar trust arrangement providing for the distribution of assets upon death, or intestacy, including, without limitation, transfers by gift, will, distribution from a revocable trust, family trust or similar trust arrangement providing for the distribution of assets upon death or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any jurisdiction or (c) transfers or sales of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock pursuant to any contract, instruction or plan, including a contract, instruction or plan complying with Rule 10b5-1 of the regulations under the Securities Exchange Act of 1934, as amended, that has been entered into by the undersigned prior to the date of the Purchase Agreement, provided that in the event of any transfer pursuant to clause (b), the transferee shall enter into a lock-up agreement substantially in the form of this Lock-Up Agreement covering the remainder, if any, of the 60-day period referred to herein. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan on behalf of the Initial Purchasers, it will not, during the period commencing on the date of the Purchase Agreement and ending 60 days after the date of the Purchase Agreement, make any demand that any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock owned by the undersigned be registered under the Securities Act of 1933 or exercise any right to require such registration, provided that the foregoing provisions shall not apply to the registration of Common Stock or other securities pursuant to the Company's employee, officer, director or other benefit plans or to the registration of the Securities or the Common Stock issuable upon conversion of the Securities.

        The undersigned understands that the Company and the Initial Purchasers are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns; provided that, anything in this Lock-Up Agreement to the contrary notwithstanding, this Lock-Up Agreement shall not be effective unless and until the Purchase Agreement has been executed and delivered by the parties thereto and this Lock-Up Agreement shall terminate, automatically and without any action on the part of J.P. Morgan or any other person, if (a) the Purchase Agreement is not executed and delivered by all of the parties thereto prior to May 31, 2003, (b) the Purchase Agreement or the obligation of the Initial Purchasers to purchase Securities thereunder is terminated or (c) if the Initial Purchasers do not purchase the Securities to be purchased by them pursuant to the Purchase Agreement on the closing date set forth therein (as such date may be extended, if applicable, pursuant to the express terms of the Purchase Agreement).

        Nothing in this Lock-Up Agreement shall prevent or limit the undersigned from acquiring shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, including, without limitation, any of the foregoing that may be acquired by or granted to the undersigned pursuant to the Company's employee, officer, or director stock option, stock purchase or other benefit plans or upon the exercise of options owned by or granted to the undersigned.

[Signature Page Follows]

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

Very truly yours,

(Name)

(Address)

EXHIBIT A-1

PERSONS SUBJECT TO LOCK-UP

Mike R. Bowlin

Bruce P. Garren

Robert A. Ingram

Vernon R. Loucks Jr.

Corinne H. Lyle

Michael A. Mussallem

Phillip M. Neal

David E.I. Pyott

EXHIBIT B

Significant Subsidiaries

Edwards Lifesciences (U.S.) Inc.

Edwards Lifesciences LLC

Edwards Lifesciences World Trade Corporation

Edwards Lifesciences Finance Limited

Edwards Lifesciences Limited

Edwards Lifesciences Corporation of Puerto Rico

Edwards Lifesciences AG

QuickLinks

  Exhibit 1
  SCHEDULE I
  EXHIBIT A
[FORM OF LOCK-UP LETTER]
  EXHIBIT A-1
PERSONS SUBJECT TO LOCK-UP
  EXHIBIT B